Exhibit B-1

                                CINERGY CORP.
                          (A Delaware corporation)




                              PURCHASE AGREEMENT

                                    Dated as of ______________, _______

[Purchaser Name and Address]


Ladies and Gentlemen:

 Cinergy Corp. ("Cinergy" or the "Company") confirms its agreement with ____________ (hereinafter, "you" or the "Initial Purchaser) with respect to the issuance and sale by the Company, on the terms set forth herein, of $____________ aggregate principal amount of debentures due ______________, ______ (the "Securities") of the Company.

        The Securities will be offered and sold to the Initial Purchaser without registration under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption from the registration requirements of the Act. In connection with the sale of the Securities, the Company has prepared a preliminary offering circular dated ______________, _____ (the " Preliminary Offering Circular") and a final offering circular dated __________, ______ (the " Offering Circular"), each setting forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Circular and the Offering Circular in connection with the offer and sale of
the Securities.   Unless stated to the contrary, all references herein to
the Offering Circular are to the Offering Circular as of the date hereof and are not meant to include any amendment or supplement thereto subsequent to the date hereof.

        The Company understands that the Initial Purchaser proposes to make offerings ("Exempt Resales") of the Securities only on the terms and in the manner set forth in the Offering Circular and Section 3 hereof, as soon as the Initial Purchaser deems advisable after this Agreement has been executed and delivered, only to (i) persons in the United States whom the Initial Purchaser reasonably believes to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) non-U.S. persons to whom offers and sales of the Securities may be made in reliance upon Regulation S under the Act ("Regulation S"), in transactions meeting the requirements of Regulation S.

When used herein in reference to the Company, the term "Operative
Documents" shall refer to this Agreement, the Securities, the Indenture dated as of February 1, 1997 as supplemented by the _______ supplement to the indenture dated as of ___________, _____ (as supplemented, the "Indenture") between the Company and The Fifth Third Bank, as Trustee (the "Indenture Trustee"),

          1. The Company represents and warrants to, and agrees with the Initial Purchaser that:

              (a) The Preliminary Offering Circular and the Offering
Circular have been prepared in connection with the offering of the
Securities.   Any reference to the Preliminary Offering Circular or the
Offering Circular shall be deemed to refer to and include all information incorporated by reference therein and any Additional Issuer Information (as defined in Section 5A) furnished by the Company prior to the completion of
the distribution of the Securities.   The Preliminary Offering Circular and
the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Initial Purchaser with regard to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser;

              (b) the consolidated historical financial statements, together with related schedules and notes, included or incorporated by reference in the Offering Circular (and any amendment or supplement thereto), present fairly the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated in accordance with generally accepted accounting principles consistently applied throughout such periods;

              (c) the Company is a company duly incorporated and validly existing under the laws of the State of Delaware, and the Company has full power and authority to conduct its business in each jurisdiction where it carries on business;

              (d) the issue of the Securities and the performance of the obligations assumed thereunder by the Company and the performance of the obligations assumed by the Company under the Operative Documents have been duly authorized by the Company and, upon due execution, issue, authentication and delivery, the same will constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement to the laws of bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equity principles and except that rights to indemnity and contribution under this Agreement may be limited;

              (e) when the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

              (f) neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf (other than the Initial Purchaser, as to which the Company makes no representation) has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to Non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902.

        2. On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions herein set forth, the Company agrees to (i) issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of ________% plus accrued interest, if any, $__________ principal amount of the Securities, and (ii) pay to the Initial Purchaser a placement fee of _____% of the aggregate principal amount of the Securities for placing the Securities (the "Placement Fee"). The payments to be made at the Time of Delivery are as set forth in Exhibit A hereof.

        3. The Initial Purchaser hereby represents and warrants to, and agrees with the Company that the Initial Purchaser (i) is a QIB; (ii) has not and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act, or in any manner involving a public offering within the meaning of Section 4(2) of the Act and (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of their initial offering, only to (i) persons in the United States whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (ii) to non-U.S. persons to whom offers and sales of the Securities may be made in reliance upon Regulation S, in transactions meeting the requirements of Regulation S.

             (a) In connection with sales outside the United States, the Initial Purchaser represents and warrants to and agrees that it will not offer, sell or deliver Securities to, or for the account or benefit of, U.S. persons (i) as part of such Initial Purchaser's distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, and it will send to each dealer to whom it sells Securities during such period a confirmation or other notice setting forth the restrictions on offers and sales of the Securities within the United States or to, or for the account or benefit of, U.S. persons.

             (b) The Initial Purchaser represents and agrees that it (or any affiliate) (i) has not offered or sold and, prior to the expiry of the period six months from the Time of Delivery, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995 (the "Regulations"), (ii) has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom and (iii) has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

        4. (a) The Securities to be purchased by the Initial Purchaser hereunder will he represented by one or more global certificates in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities to the Initial Purchaser against payment by or on behalf of such Initial Purchaser of the purchase price therefor by electronic transfer to the order of the Company in Federal (same day) funds ("Wire Transfer"), by causing DTC to credit the Securities to the account of the Initial Purchaser at DTC. The Company will cause the certificates representing the Securities to be made available to the Initial Purchaser for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the "Designated Office").
The time and date of such delivery and payment shall be _______., New York City time, on __________, _____ or such other time and date as the Initial Purchaser and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

             (b) Simultaneously with the purchase by the Initial Purchaser of the Securities, the Company will pay to the Initial Purchaser by Wire Transfer the Placement Fee.

             (c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the Securities and the cross-receipts for the Securities and any additional documents requested by the Initial Purchaser pursuant to Section 7(a) hereof, will be delivered at such time and date at the offices of _____________________________ (the "Closing Location"). The Debentures
will be delivered at the Designated Office at the Time of Delivery.

        5. The Company agrees with the Initial Purchaser

             (a) To prepare the Offering Circular and, before amending or supplementing the Offering Circular, to furnish the Initial Purchaser a copy of such proposed amendment or supplement;

             (b) to cooperate with the Initial Purchaser and counsel to the Initial Purchaser to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the Exempt Resales, provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation, or to take any action that would subject it to taxation or service of process in any jurisdiction;

             (c) prior to ____________, New York City time, on the New York Business Day (as defined below) next succeeding the date of this Agreement and until _________, ______, to furnish the Initial Purchaser, in New York City, with a copy of the Offering Circular in New York City and each amendment or supplement thereto, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the consummation of any Exempt Resale, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular are delivered, not misleading, or, if for any other reason it shall be necessary or desirable, as deemed by the Company in its sole discretion, during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to the Initial Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of the amended Offering Circular or supplement to the Offering Circular which will correct such statement or omission. For the purposes of this
Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close;

               (d) except as permitted by law, during the period of three years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them; and

               (e) the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar Security issued by the Company within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by the Initial Purchaser), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States contemplated by this Agreement as transactions exempt from the registration provisions of the Act.

          5A. The Company agrees with the Initial Purchaser that at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of any holder of Securities ("Securityholder"), the Company shall promptly furnish to such Securityholder or to a prospective purchaser of a Security designated by such Securityholder, as the case may be, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act ("Additional Issuer Information") in order to permit compliance by such Securityholder with Rule 144A in connection with the resale of such Security by such Securityholder.

          6. The Company covenants and agrees with the Initial Purchaser that the Company will pay or cause to be paid all expenses incident to the performance of the Company's obligations under this Agreement, including the following: (i) the reasonable fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing and filing of the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchaser and dealers; (ii) the cost of printing or producing the Operative Documents, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities, except as otherwise provided below; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Initial Purchaser in connection with such qualification, except as otherwise provided below; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of printing the Securities; (vi) the fees and expenses of the Indenture Trustee and any agent of the Indenture Trustee and the reasonable fees and disbursements of counsel for the Indenture Trustee in connection with the Operative Documents; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Initial Purchase will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, costs associated with the Blue Sky and legal investment surveys and any advertising expenses connected with any offers they may make.

         7. The obligations of the Initial Purchaser hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) You shall have received from your counsel, _____________________ such opinion or opinions, dated the Time of Delivery, with respect to the issuance and sale of the Securities and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (b) An appropriate order or orders of the Securities and Exchange Commission (hereinafter called the "Commission") under the Public Utility Holding Company Act of 1935 (the "Holding Company Act") necessary to permit the issue and sale of the Securities as contemplated hereby and containing no material provision or condition which is unacceptable to the Company or the Initial Purchaser shall be in effect and no proceedings to suspend the effectiveness of such order or orders shall be pending or threatened.

              (c) There shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, subsequent to the execution and delivery of this Agreement and prior to the Closing Date, from that set forth in or contemplated by the Offering Circular; and you shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect.

              (d) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading of, nor shall any notice have been given of any review with a negative implication with respect to, the rating accorded any of the Company's securities by any of Standard & Poor's, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Duff & Phelps,
Inc. (or any of their successors).

              (e) You shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in (b) of this Section. The officer making such certificate may rely upon the best or his knowledge as to proceedings pending or threatened.

               (f) You shall have received on the Closing Date the favorable opinion of __________________________, counsel for the Company, dated the Closing Date, to the effect that:

                    (i) the Company is a corporation duly incorporated, validly existing and qualified to transact business under the laws of the State of Delaware and, except for certain operating permits for which the Company has made application but which have either been denied or have not yet been granted in the form requested, and except for certain notices or violations, the Company has due corporate and governmental authority to carry on the businesses in which it is engaged and to own and operate the properties in use in such businesses;

                    (ii) the Company has full power and authority and is duly qualified to conduct its business in each jurisdiction where it carries on business;

                    (iii) each of the Operative Documents (other than this Agreement) have been duly authorized, executed and delivered by the Company and are valid and binding instruments enforceable in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contributions thereunder may be limited under applicable law; and the Indenture has been duly qualified under the Trust Indenture Act of 1939;

                   (iv) the Securities, when duly executed by the Company and paid for by the Initial Purchaser pursuant to this Agreement, will be valid and binding obligations of the Company in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution thereunder may be limited under applicable laws;

                   (v) the Order of the Commission under the Holding Company Act authorizing the issuance and sale of the Securities is in effect on the Closing Date and no further approval, authorization, consent or order of any other commission or other governmental authority (other than under state securities or Blue Sky laws, as to which such counsel are not called upon to express an opinion) is required for the issuance and sale of the Securities;

                   (vi) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company in accordance with its terms, except as (A) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (C) rights to indemnity and contribution hereunder may be limited under applicable laws;

                    (vii) The execution and delivery of the Operative Documents, the issuance or the Securities in accordance with the Indenture, and the sale of the Securities in accordance with the Purchase Agreement do not and will not result in any violation by the Company of any of the terms or provisions of the Certificate of Incorporation or by-laws of the Company or of any Indenture, mortgage or other agreement or instrument known to such counsel, by which the Company is bound.

                    (viii) such counsel (A) is of the opinion that each document incorporated by reference in the Offering Circular (except for operating statistics, financial statements and other financial data therein as to which such counsel need not express an opinion) complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, together with the applicable rules and regulations of the Commission thereunder and (B) believes that (except for operating statistics, financial statements and other financial data therein as to which such counsel need not express a belief) the Offering Circular at the date of this Agreement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Offering Circular (as amended or supplemented if applicable) on the Closing Date does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              In regard to clause (vi) above, such counsel may state that no opinion is expressed with respect to the effect of New York law, in regard to clause (viii) above, such counsel may state that their Opinion and belief is based upon their participation in the preparation of the Offering Circular and any supplements and amendments, thereto and upon their review and discussion of the contents thereof, but is without independent check or verification except as specified, and that their opinion in regard to documents filed under the Securities Exchange Act of 1934, called for in clause (viii)(A) above, is based upon the opinion of counsel satisfactory to them.

              (g) You shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to you, from Arthur Andersen LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Circular.

         8. The Company agrees to indemnify and hold harmless the Initial Purchaser and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (including the fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or any preliminary Offering Circular, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company by the Initial Purchaser expressly for use therein.

         In case any action shall be brought against the Initial Purchaser or any person controlling the Initial Purchaser based upon the Offering Circular or any amendment or supplemental thereto or any preliminary Offering Circular and in respect of which indemnity may be sought against the Company, the Initial Purchaser shall promptly notify the Company in writing, and the Company, upon the request of the Initial Purchaser, shall assume the defense thereof on behalf of the Initial Purchaser or controlling person, including the employment of counsel and payment of all expenses. In any such action, the Initial Purchaser or any such controlling person shall have the right to employ its own counsel but the fees and expenses of such counsel shall be at the expense of the Initial Purchaser or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Initial Purchaser or such controlling person and the Company and the initial Purchaser or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one firm of local counsel) for the Initial Purchaser and controlling persons, which firm shall be designated in writing by you, and that such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for indemnification (or contribution as provided below) with respect to the settlement of any such action effected without its written consent, but if settled with the written consent of the Company or if there be a final judgment for the plaintiff in any such action. The Company agrees to indemnify and hold harmless the Initial Purchaser and any such controlling person from and against any loss or liability by reason of such settlement or judgment (or to make contribution as provided below).

        The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished by the Initial Purchaser expressly for use in the Offering Circular, or any preliminary Offering Circular. In case any action shall be brought against the Company, any of its directors or any such officer or controlling person based on the Offering Circular, preliminary Offering Circular and in respect of which indemnity may be sought against the Initial Purchaser shall have the rights and duties given to the Company, and the Company, its directors or any such officer or controlling person shall have the rights and duties given to the Initial Purchaser, by the preceding paragraph of this Section 8.

        If the indemnification provided for in the second paragraph of this
Section 8 is unavailable to the Initial Purchaser or other indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchaser, in each case as set forth in the table on the cover page of the Offering Circular. The relative fault of the Company and of the Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        If the indemnification provided for in this Section 8 is sought solely by the Company under the third paragraph hereof and there is no claim for indemnification by the Initial Purchaser or any person controlling the Initial Purchaser arising out of the same misstatement or omission and if such indemnification is unavailable to the Company in respect of any losses, claims, damages or liabilities referred to in such fourth paragraph, then Initial Purchaser, in lieu of indemnifying the Company, shall contribute to the amount paid or payable by the Company as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the two immediately preceding paragraphs. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in such paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased hereunder by the Initial Purchaser exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        9. This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) prior to the Closing
Date (i) trading in securities on the New York Stock Exchange or the
American Stock Exchange shall have been suspended or materially limited,
(ii) trading in any securities of the Company shall have been suspended on any national securities exchange in the United States or in any over-the-counter market in the United States, (iii) a general moratorium on banking activities in New York shall have been declared by Federal or New York
State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets or other calamity or crisis, any of which is material and adverse and in the case of any of the events specified in clauses (a)(i) through (iv), such event either singly or together make it, in your reasonable judgment,
impracticable to market the Securities.   Any termination of this Agreement
pursuant to this Section 9 shall be without liability on the part of the Company to the Initial Purchaser, or the Initial Purchaser to the Company.

         If this Agreement shall be terminated by the Initial Purchaser, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.

         10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Initial Purchaser, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchaser or any controlling person of the Initial Purchaser or the Company or any officer or director or controlling person of the Company and shall survive delivery of and payment for the Securities.

         11. If the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Initial Purchaser for all out-of-pocket expenses approved in writing by the Initial Purchaser, including fees and disbursements of counsel, reasonably incurred by the Initial Purchaser in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Initial Purchaser except as provided in Sections 6 and 9 hereof.

         12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchaser shall be delivered or sent by mail, telex or facsimile transmission to you at ________________________________; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the Company at Cinergy Corp., 139 East Fourth Street, P.O. Box 960, Cincinnati, Ohio 45201,
Attention: James R. Lance. Any such statements, requests, notices or agreements shall take effect upon receipt thereon.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchaser and the Company and, to the extent provided in Sections 9 and 11 hereof the officers and directors of the Company and each person who controls the Company or the Initial Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

         14. The Company irrevocably (i) agrees that any legal suit, action or proceeding against it brought by the Initial Purchaser or by any person who controls the Initial Purchaser arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the nonexclusive jurisdiction of such courts in any such suit, action or proceeding.

        15. Time shall be of the essence of this Agreement.

        16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to choice of law or conflicts of laws principles.

        17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company as of the date above written.


                                 Very truly yours,

                                 CINERGY CORP.


                                 By:
                                   Name: William L. Sheafer
                                   Title: Treasurer


Accepted as of the date hereof:

[Purchaser Name]


  By:
      Name:
      Title:

                                            Exhibit A

                        Funds Flow Memorandum

   I. _______________ as Initial Purchaser of the Securities will wire in
immediately   available finds, $_______________ (_______% x $____________)
to __________________________________________:

   Amount: $
   Payee:
   ABA#:
   Ref:
   Account #:
   Attn:

II. Cinergy Corp., as Issuer will wire to ______________________, as Placement Agent, an amount equal to $__________ (_____% X
$_______________) in connection with the Securities offering:

   Amount: $
   Payee:
   Bank:
   ABA#:
   Account#:
   Attn: